SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 000-54630

Date of Report: August 24, 2012

ARCIS RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

2401 PGA Blvd., Suite 230, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(205) 918-8150
(Registrant’s telephone number including area code)

Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2012, Arcis Resources Corporation (the “Company”), and its wholly-owned subsidiary Mobile Fluid Recovery, Inc. (“MFR”), entered into an agreement for the purchase and sale of assets (the “Purchase Agreement”) with Sustainable Innovations, LLC (“SI”), and on August 28, 2012, the Company, MFR and SI entered into amendment No. 1 thereto (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement, on August 29, 2012 (the “Closing Date”), MFR sold to SI substantially all of its assets, for a purchase price of $524,881 (including $112,272 in assumed liabilities).

In connection with the Purchase Agreement, on August 24, 2012, the Company and MFR entered into a covenant not to compete (the “Non-Competition Agreement”) with SI. Pursuant to the Non-Competition Agreement, the Company and MFR agreed, for a period of five years commencing on the Closing Date, not to engage in certain activities competitive with the business of MFR sold to SI under the Purchase Agreement, as it relates to the patents sold under the Purchase Agreement, in the continental United States.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2012, Kenneth A. Flatt, Jr. resigned as chief executive officer and director of the Company.

On September 28, 2012, Trevis Lyon resigned as president, chief operating officer and director of the Company.

On October 8, 2012, Robert DiMarco, 45, was elected chairman, interim chief executive officer, president and chief operating officer of the Company. Mr. DiMarco has been a director and Executive Vice President of the Company since July 2011. From 2007 to date he has served as President of GSA Energy, Inc. Since 2003, Mr. DiMarco has also been engaged as President and Owner of Global Services Advisory, which provides business consulting services to an international clientele. From 2002 to 2007, Mr. DiMarco was employed as President of Cinema Ventures Group, which was involved in pre-sales, licensing and distribution of media assets. From 1997 to 2001, Mr. DiMarco served as President and CEO of West Palm Beach Tech/eActive, which distributed research, search and media compression products. From 1999 to 2001, he was a Partner in F.E.M. Entertainment, Ltd., which was engaged in content licensing. In 2001, Mr. DiMarco was convicted of one count of conspiracy to commit securities, mail and wire fraud in the United States District Court for the Middle District of Florida, based upon his involvement in the trading of a penny stock in 1996 and 1997. As a result of that conviction, in 2004 the Securities and Exchange Commission entered an order barring Mr. DiMarco from association with a broker or dealer or from participating in the offering of any penny stock.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

2.1	Purchase Agreement

2.2	Amendment No. 1 to Purchase Agreement

10.1	Non-Competition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2012	Arcis Resources Corporation

By: Robert DiMarco
Robert DiMarco Interim Chief Executive Officer

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